Exhibit 99.1

Blackbaud Announces CEO Contract Extension

Mike Gianoni to lead philanthropic technology company into next era of innovation & growth

Charleston, SC (December 14, 2015) – Blackbaud, Inc. (NASDAQ: BLKB), the leading provider of software and services for the global philanthropic community, today announced that the company has entered into a new four-year employment contract with President and Chief Executive Officer, Mike Gianoni.

The new arrangement extends Gianoni's service as President and CEO for an additional four-year period through December 31, 2019. Gianoni has been with Blackbaud since January, 2014. During Gianoni’s leadership tenure to date, the company has delivered a rapid wave of innovation within its product portfolio, significantly improved client satisfaction, and has experienced more than 60% growth in its stock price.

"We are very pleased to extend Mike Gianoni's service and retain his continuity of leadership as President and CEO of Blackbaud," said Andrew Leitch, chairman of the Board, Blackbaud.  “In just two short years he assembled a world-class leadership team, and has demonstrated incredible leadership and vision to pursue Blackbaud’s long-term goals while delivering dramatically improved operating performance across the company.

Gianoni added “It’s been a real privilege and honor to lead a technology company whose exclusive purpose is to help the philanthropic community do more good in the world. I look forward to the next season of innovation in collaboration with Blackbaud colleagues, our partners, our clients and other industry thought leaders.”

About Blackbaud

Serving the worldwide philanthropic community for more than 30 years, Blackbaud (NASDAQ: BLKB) combines innovative software and services, and expertise to help organizations achieve their missions. Blackbaud works in over 60 countries to power the passions of more than 35,000 clients, including nonprofits, K-12 private and higher education institutions, healthcare organizations, foundations and other charitable giving entities, and corporations. The company offers a full spectrum of cloud and on-premise solutions, as well as a resource network that empowers and connects organizations of all sizes. Blackbaud's portfolio of software and services support nonprofit fundraising and relationship management, eMarketing, advocacy, accounting, payments and analytics, as well as grant management, corporate social responsibility, and education. Using Blackbaud technology, these organizations raise, invest, manage and award more than $100 billion each year. Recognized as a top company, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Ireland and the United Kingdom. For more information, visit www.blackbaud.com.

Media Contact

Nicole McGougan

Public Relations

843.654.3307

Nicole.McGougan@Blackbaud.com

Forward-looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.